Delivery

Curated delivery menu Specific packaging for hot and cold products KFC and Pizza Hut are the #1 delivery brands in their respective categories with key value differentiators Speed, satisfaction, and engagement focus Constant customer feedback 5,100+ delivery units* Over 800 cities Cooperate with all major delivery aggregators >90% delivery sales online Food Service Network *Data as of Q3 2017 No.1 single brand delivery platform No.1 pizza delivery brand

Aiming to delight customers throughout the whole delivery experience I know Unique delivery brands I love Fun and abundant value to me I can order it anywhere anytime Easy to order Professional packaging Innovative products

Delivery network expansion has been the key driver of growth >5100 Number of stores offering delivery

Own riders are key to maintaining quality, service and control while leveraging aggregator traffic Consumers Own Platform Aggregators KFC stores KFC rider >3,000 delivery stores nationwide KFC delivery business model Pizza Hut delivery business model Consumers Own Platform Aggregators >2,000 delivery stores nationwide Own rider 3rd-party rider

Delivery as % of company sales Quality, service and network sustain sales growth Delivery sales growth

Future delivery growth will be driven through four initiatives Campaign Innovation Digital Innovation Daypart Innovation Network Expansion

Social Bucket to make young consumers “WOW” Campaign Innovation Digital Innovation Daypart Innovation Channel Expansion

Signature Smart Value driving sales during off peak periods and dayparts Joint promotions Everyday One Yuan Campaign Innovation Digital Innovation Daypart Innovation Channel Expansion

Targeted promotions backed by enhanced IT system Enhance IT system Leverage membership program Delivery system Store Rider Consumer Campaign Innovation Digital Innovation Daypart Innovation Channel Expansion

Targeted daypart promotions to build delivery awareness Breakfast Afternoon Tea Coffee Special Occasion Campaign Innovation Digital Innovation Daypart Innovation Channel Expansion

KFC offering in-train delivery at >20 stations across China Station expansion (>20 stations currently) Enhance operational efficiency New consumer-friendly package Optimizing menu according to consumer preferences Campaign Innovation Digital Innovation Daypart Innovation Channel Expansion

STAY TRUE AIM HIGH